Exhibit 10.4
AMENDED AND RESTATED
CONTINENTAL CASUALTY COMPANY
SURPLUS NOTE

December 11, 2008	$1,000,000,000
Continental Casualty Company, an Illinois insurance company, (the “Company”), for value received, promises to pay to the order of CNA Financial Corporation or its registered assigns (the “Noteholder”) on demand as provided herein the principal amount of One Billion Dollars ($1,000,000,000), and to pay interest on the outstanding principal balance of this Surplus Note at the rate equivalent to ten percent (10%) per annum. The outstanding principal balance of this Surplus Note, issued pursuant to 215 ILCS 5/34.1 of the Illinois Insurance Code, together with any interest due thereon, shall not be considered as a legal liability on the statutory financial statements of the Company or be the basis of any offset unless and until the Director of the Division of Insurance of the Illinois Department of Financial and Professional Regulation (the “Director”) approves such payment.
1. Term. This Surplus Note shall have a term of thirty (30) years (“Term”). At the end of the Term, this Surplus Note shall be due and payable in full by the Company to the Noteholder, unless earlier paid and satisfied in full pursuant to its provisions.
2. Payments. All payments or prepayments of principal or interest on this Surplus Note by the Company may be made only with the prior written approval of the Director.
a. Application of Payments. Any payments made on account of this Surplus Note shall be applied first to accrued and unpaid interest, and second to the unpaid principal hereof.
b. Interest Payments. Subject to the prior written approval of the Director, payments of interest on this Surplus Note shall be made on the last business day of each quarter, commencing on December 31, 2008 (each a “Scheduled Payment Date”) as long as the Company’s NAIC Authorized Control Level Risk Based Capital is in excess of 250%. If a Scheduled Payment Date is not a day on which both the Company and nationally chartered United States banks are open for business, interest shall be paid on the next business day and shall include accrued and unpaid interest through such date. Interest on this Surplus Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
c. Principal Prepayment at Company’s Option. Subject to the prior written approval of the Director, the Company may prepay this Surplus Note in whole or part at any time and from time to time without premium or penalty and with accrued and unpaid interest through the date of prepayment.
3. Method of Payment. All payments of principal or interest shall be made by the Company to the Noteholder without presentment of this Surplus Note or endorsement of such payment at the address specified by the Noteholder for payment. Payments of principal or interest on this Surplus Note shall be made, in accordance with the foregoing and subject to applicable laws and regulations, to the holder of this Surplus Note at the principal corporate office of such holder or such other place, which shall be reasonably acceptable to the Company, as the Noteholder shall designate in writing to the Company. Payments under this Surplus Note shall be made in immediately available funds in lawful money of the United States.
4. Ranking of Note. The Company shall not issue any securities which are senior to or pari passu with this Surplus Note. By acceptance of this Surplus Note, the Noteholder expressly agrees that the payment of principal and interest by the Company is expressly subordinated to claims of creditors of Company under ILL. ANN. STAT. ch. 215 Section 5/205(1)(h) (Smith-Hurd 2008), which provides that surplus notes are at the eighth priority. The obligations of the Company under this Surplus Note are not subject either to offset by the Noteholder or to recoupment with respect to any liability or obligation owed to the Company by the Noteholder. No agreement or interest securing the Surplus Note, whether existing on the date of the Surplus Note or subsequently entered into, applies to the obligation under the Surplus Note.
5. Governing Law. This Surplus Note and the Director’s exercise of regulatory authority, including approval of payments under this Surplus Note, shall be governed by, and construed in accordance with, the laws of the State of Illinois.
6. Transfer Restrictions. No transfer of this Surplus Note other than a transfer in whole or in part to a subsidiary of the Noteholder shall be valid for any purpose until all transfer restrictions have been satisfied and such transfer shall have been recorded in the books of the Company.
TRANSFER RESTRICTIONS
THE COMPANY HAS OFFERED AND SOLD THIS SURPLUS NOTE PURSUANT TO EXEMPTIONS FROM REGISTRATIONS UNDER THE FEDERAL AND STATE SECURITIES LAWS. A HOLDER OF THIS SURPLUS NOTE MAY NOT SELL OR OTHERWISE TRANSFER THIS SURPLUS NOTE UNLESS THE OFFER AND SALE IS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT ANY SALE OR OTHER TRANSFER OF THIS SURPLUS NOTE SHALL NOT VIOLATE THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS.
7. Notices. Notice shall mean any written document which is originally executed and is sent by United States mail, nationally recognized express or messenger delivery service or telecopy confirmed by telephone, and a Notice shall be deemed to be given upon its receipt by the addressee (in the case of a telecopy, upon telephonic confirmation following such receipt).
8. Integration. This Surplus Note including the Schedule shall constitute the entire agreement between the Company and the Noteholder relating to the subject matter hereof. It supersedes all prior discussions and other written materials between the Company and the Noteholder with respect to the subject matter hereof.
9. Miscellaneous. The rights, privileges, duties and obligations under this Surplus Note shall be binding on any transferees, successors and assignees. This Surplus Note embodies the entire agreement and understanding between the Company and the Noteholder and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Surplus Note are for purposes of reference only, and shall not affect the meaning hereof.

IN WITNESS WHEREOF, the Company has caused this Surplus Note to be duly executed under seal by its officers duly authorized thereunto.

CONTINENTAL CASUALTY COMPANY

By:	/s/ LAWRENCE J. BOYSEN

Lawrence J. Boysen
Senior Vice President and Controller

Attest:

By:	/s/ MEGHAN K. JOHNSON

Name: Meghan K. Johnson

Title: Assistant Secretary

Surplus Note Schedule

			Amount of	Unpaid
	Amount of	Date	Principal	Principal	Notation
Date	Principal	Repaid	Repayment	Balance	Made By
11-7-08	1,000,000,000.00				B.C.

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